UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2014

CANNABIS SATIVA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1646 W. Pioneer Blvd., Mesquite, NV 89027
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (702) 347-3906

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 10, 2014, Kush (the “Licensor”), a wholly-owned subsidiary of Cannabis Sativa, Inc. (the “Registrant”), entered into a License Agreement with Green Chief LLC, dba Baked Botanicals, a Washington limited liability company (“BB”), dated effective as of October 9, 2014.  The License Agreement generally provides for the grant by the Licensor to BB of a non-exclusive license, with no right to sublicense others, to make, have made, use, sell and lease the Licensor’s proprietary recipe and process/method to maximize the cannabinoid concentrations derived from certain cannabis strains to make a marijuana edible or marijuana lozenge solely in the State of Washington and under and in compliance with the laws of the State of Washington.  The License Agreement provides for the payment by BB to the Licensor of a royalty in the amount of $1.00 for each unit of product sold under or utilizing the licensed intellectual property.  The license agreement contains additional provisions with regard to reports, books and records, marking, diligence, termination, rights litigation, notices and miscellaneous matters.

On October 10, 2014, the Licensor also entered into a Trademark License Agreement with BB dated effective as of October 9, 2014.  The Trademark License Agreement generally provides for the grant by the Licensor of the non-exclusive, non-transferable, revocable right to use certain trademarks and logos of the Licensor (the “Trademarks”), and the goodwill appertaining thereto, in connection with the manufacture, marketing and/or sale of BB’s products, including products manufactured, marketed and /or sold under license from the Licensor or others.  The Trademark License Agreement provides for the payment by BB to the Licensor of a royalty in an amount equal to $1.00 for each unit of product sold under or utilizing the licensed trademarks and logos.  The Trademark License Agreement contains provisions requiring BB to strictly abide by any trademarks use policy established by the Licensor and requiring that the nature and quality of all services rendered by BB in connection with the Trademarks, all goods sold by BB under the Trademarks, and all related advertising, promotional and other related uses of the Trademarks by BB shall conform to standards approved in advance of sale or distribution in writing by, and/or established in writing, by the Licensor, and shall be under the control of the Licensor.  The Trademark License Agreement contains additional provisions with regard to term and termination, disclaimer of warranties, limitation of liability, quality control, insurance, and miscellaneous matters.

The foregoing summaries of the License Agreement and the Trademark License Agreement are qualified in their entirety by reference to the License Agreement and the Trademark License Agreement, respectively, copies of which will be filed as exhibits to the Registrant’s applicable periodic report.

Item 7.01.                      Regulation FD Disclosure

On October 14, 2014, we issued a press release, a copy of which is attached hereto as Exhibit 99.1.  On October 15, 2014, we issued a press release, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

99.1	99	Press Release dated October 14, 2014	This Filing
99.2	99	Press Release dated October 15, 2014	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc.
Date: October 16, 2014

By: /s/ Steve Kubby
Name: Steve Kubby
Title: Chairman